As filed with the Securities and Exchange Commission on October 16, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	02-0563870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

305 College Road East

Princeton, New Jersey 08540

(609) 452-9813

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Daniel J. O’Connor

Chief Executive Officer

305 College Road East

Princeton, New Jersey 08540

(609) 452-9813

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yvan-Claude Pierre, Esq.	Brad L. Shiffman, Esq.
Marianne C. Sarrazin, Esq.	Blank Rome LLP
Reed Smith LLP	The Chrysler Building
599 Lexington Avenue	405 Lexington Avenue
New York, NY 10022	New York, NY 10174-0208
(212) 521-5400	(212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-188637

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common stock, par value $0.001 per share (2)(3)	$3,450,000	$444.36
Common Stock Purchase Warrants	-
Shares of Common Stock, $0.001 par value per share, underlying Common Stock Purchase Warrants(2)	2,156,250	277.73
Representative’s Common Stock Purchase Warrant	-
Shares of Common Stock underlying Representative’s Common Stock Purchase Warrant(2)	112,500	14.49
Total Registration Fee	5,718,750	736.58

(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act.

(2) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act. The Registrant previously registered an aggregate of $ 38,148,000 of its securities on the Registrant’s Registration Statement on Form S-1 (File No. 333-188637) declared effective on October 16, 2013, for which a filing fee of $ 5,203.39 was paid. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,718,750 is hereby registered.

(3) No fee pursuant to Rule 457(g) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, and warrants to purchase shares of common stock of Advaxis, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-188637), which was declared effective by the Securities and Exchange Commission on October 16, 2013, and all exhibits thereto are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

The Registrant hereby certifies that it (i) has initiated and released a wire transfer to transmit the filing fee set forth on the cover page of this Registration Statement to the Securities and Exchange Commission's account as soon as practicable (but no later than the close of business on October 17, 2013), (ii) will not revoke such wire transfer, and (iii) has sufficient funds in the relevant account to cover the amount of such filing fee.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-188637 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following, which are filed herewith.

Exhibit No.	Description of Exhibit

5.1*	Opinion of Reed Smith LLP as to validity of the securities issued.

23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of McGladrey LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1†	Powers of Attorney

_____

* Filed or furnished herewith

† Included on the signature page to the Registrant’s Registration Statement on Form S-1/A (File No. 333-188637) filed with the Commission on September 27, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on the 16th day of October, 2013.

ADVAXIS, INC.

By:	/s/ Daniel J. O’connor
Daniel J. O’Connor
Chief Executive Officer
(Principal Executive Officer)

Signature	Title	Date

/s/ Daniel J. O’Connor	Chief Executive Officer, President and Director	October 16, 2013
Daniel J. O’Connor	(Principal Executive Officer)

/s/ Mark J. Rosenblum	Chief Financial Officer, Senior Vice President and Secretary	October 16, 2013
Mark J. Rosenblum	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board of Directors	October 16, 2013
Dr. James Patton

/s/ *	Director	October 16, 2013
Roni A. Appel

/s/ *	Director	October 16, 2013
Richard Berman

/s/ *	Director	October 16, 2013
Dr. Thomas McKearn

/s/ *	Director	October 16, 2013
Thomas A. Moore

/s/ *	Director	October 16, 2013
Dr. David Sidransky

* * The undersigned does hereby sign this registration statement on behalf of the above indicated director and executive officer of Advaxis, Inc. pursuant to a power of attorney executed by such director and such executive officer.

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor